As filed with the Securities and Exchange Commission on July 23, 2026

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIDUS SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0628183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

(Address of Principal Executive Offices) (Zip Code)

Sidus Space, Inc. Omnibus Equity Incentive Plan

(Full title of the plan)

Carol Craig

Chief Executive Officer

Sidus Space, Inc.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

(Name and address of agent for service)

(321) 613-5620

(Telephone number, including area code, of agent for service)

With a copy to:

Jeffrey J. Fessler, Esq.

Sean F. Reid, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 4,000,000 shares of Class A common stock that were reserved for issuance under the Sidus Space, Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). On March 2, 20222, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (SEC File No. 333-263227) (the “March 2022 Registration Statement”), registering 1,250,000 shares of Class A common stock issuable under the Sidus Space, Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”), which amount was reduced to 12,500 shares as a result of the Registrant’s reverse stock split in December 2023. On June 25, 2024, the Registrant’s stockholders approved an amendment to the 2021 Plan to increase the number of shares of Class A common stock reserved and available for awards thereunder from 12,500 to 800,000. On November 29, 2024, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (SEC File No. 333-263227) (the “November 2024 Registration Statement” and together with the March 2022 Registration Statement, the “Prior Registration Statements”), registering an additional 787,500 shares of Class A common stock issuable under the 2021 Plan. On June 18, 2026, the Registrant’s stockholders approved an amendment to the 2021 Plan to increase the number of shares of Class A common stock reserved and available for awards thereunder from 800,000 to 4,800,000. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026;

●	The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 15, 2026;

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 5, 2026, February 26, 2026, April 20, 2026, May 28, 2026, and June 22, 2026;

●	The Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2026;

●	The description of our Class A common stock contained in our Registration Statement on Form 8-A12b filed with the SEC on December 10, 2021, and any amendments or reports filed updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

See the attached Exhibit Index on the page immediately following the signature pages hereto, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merritt Island, State of Florida, on the 23rd day of July 2026.

Sidus Space, Inc.

By:	/s/ Carol Craig
Carol Craig
Chief Executive Officer and Chairwoman
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Sidus Space, Inc., hereby severally constitute and appoint Carol Craig, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carol Craig	Chief Executive Officer & Chairwomen	July 23, 2026
Carol Craig	(Principal Executive Officer)

/s/ John Burke	Interim Chief Financial Officer	July 23, 2026
John Burke	(Principal Financial and Accounting Officer)

/s/ Leonardo Riera	Director	July 23, 2026
Leonardo Riera

/s/ Jeffrey Shuman	Director	July 23, 2026
Jeffrey Shuman

/s/ Lavanson C. “LC” Coffey III	Director	July 23, 2026
Lavanson C. “LC” Coffey III

	Director	July 23, 2026
Tiffany Norwood

/s/ Kelle Wendling	Director	July 23, 2026
Kelle Wendling

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Stock Certificate evidencing the shares of common stock (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Sidus Space, Inc. 2021 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
23.1	Consent of Fruci & Associates II, PLLC
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

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